                                                                   EXHIBIT 10.10

                                                           Agreement No. L4U215D
                                                                    Page 1 of 24


                               GENERAL AGREEMENT

                                      FOR

                        INFORMATION TECHNOLOGY PROJECTS

                                    BETWEEN

                                   AT&T CORP.

                                      AND

                               EMERALD SOLUTIONS

                                                               Agreement L4U215D
                                                                    Page 2 of 24

                               TABLE OF CONTENTS
                                                                            Page

ACCEPTANCE .................................................................. 13
ASSIGNMENT AND SUBCONTRACTING BY SUPPLIER ................................... 17
ASSIGNMENT BY COMPANY ....................................................... 13
AUDIT .......................................................................  9
BANKRUPTCY AND TERMINATION FOR FINANCIAL INSECURITY ......................... 22
CHANGES ..................................................................... 24
CHOICE OF LAW ............................................................... 20
CLAUSE HEADINGS ............................................................. 23
COMPANY PROPERTY ............................................................ 19
COMPENSATION ................................................................  8
COMPLIANCE WITH LAWS ........................................................ 22
CONTENTS OF ORDER ...........................................................  5
CONTINUING SUPPORT .......................................................... 14
DEFINITIONS .................................................................  4
ENTIRE AGREEMENT ............................................................ 24
EXPORT CONTROL .............................................................. 22
FORCE MAJEURE ............................................................... 19
GOVERNMENT REQUIREMENTS ..................................................... 23
IDENTIFICATION CREDENTIALS .................................................. 18
IDENTIFICATION .............................................................. 17
IMPLEADER ................................................................... 23
INDEMNITY ................................................................... 12
INFRINGEMENT ................................................................ 11
INSURANCE ................................................................... 12
INVOICING ...................................................................  9
LICENSES .................................................................... 18
MAINTENANCE ................................................................. 15
MEDIATION ................................................................... 20
[*] ......................................................................... 10
NON-EXCLUSIVE RIGHTS ........................................................ 18
NOTICES ..................................................................... 21
ORDERS ......................................................................  5
PERFORMANCE OF WORK - ACCEPTANCE PROCEDURE .................................. 14
PRICING .....................................................................  8
PROGRESS REPORTS ............................................................ 21
PUBLICITY ................................................................... 18
RELEASES VOID ............................................................... 19
RIGHT OF ACCESS ............................................................. 19
RIGHT OF ENTRY AND PLANT RULES .............................................. 18
SCOPE OF AGREEMENT ..........................................................  4

* We have requested confidential treatment by the Commission of those portions of the exhibit omitted and marked with an asterisk.

                                                               Agreement L4U215D
                                                                    Page 3 of 24

SEVERABILITY ................................................................ 23
STAFFING CHANGES ............................................................  8
SUPPLIER EMPLOYEES ..........................................................  7
SUPPLIER'S INFORMATION ...................................................... 11
SURVIVAL OF OBLIGATIONS ..................................................... 23
TERM AND TERMINATION ........................................................  6
TIMELY PERFORMANCE .......................................................... 19
TITLE TO WORK PRODUCT ....................................................... 10
TOOLS AND EQUIPMENT ......................................................... 21
USE OF INFORMATION .......................................................... 11
WAIVER ...................................................................... 23
WARRANTY .................................................................... 15
WARRANTY AND REPRESENTATIONS ................................................ 16
WORK DONE BY OTHERS ......................................................... 17


APPENDIX A - PRICING

APPENDIX B - SUPPLIER PERFORMANCE

APPENDIX C - SUBCONTRACTOR PERFORMANCE

                                                           Agreement No. L4U215D
                                                                    Page 4 of 24


             GENERAL AGREEMENT FOR INFORMATION TECHNOLOGY PROJECTS

This Agreement effective as of April 15, 1998 is between AT&T CORP. ("Company"), a New York corporation, having offices at 295 North Maple Avenue, Basking Ridge, New Jersey 07920 and Emerald Solutions ("Supplier"), a corporation, having its principal office at 1011 Rte. 22, Bridgewater, NJ 08807.

In consideration of the terms and conditions contained herein, and other good and valuable consideration, the parties hereto do mutually agree as follows:

1.   SCOPE OF AGREEMENT

This Agreement is applicable to the procurement by Company of Technical Project services (IT Projects) ("Projects") as indicated in Purchase Order or Authorization Letters ("Orders").

2.   DEFINITIONS

As used in this Agreement or an Order, in the event the Technical Project involves software development, the following terms have the following meaning, unless the context or an Order indicates otherwise:

"software" - The lower case noun "software" means any computer program(s), data bases and/or other devised intellectual work(s) expressed in object code or source code and primarily adapted to guide, subject data to, or otherwise interact with the operations of a computer or other programmable means, and, unless otherwise indicated, such term "software" also means any uncoded documentary work(s) provided in conjunction with and supplementing any such coded work(s).

"Software media" - The terms "Software media" or "software media" mean any documents, tapes, discs, semiconductor memories or other material objects or tangible entities primarily adapted to retain and communicate software fixed therein and represented by details of such media, the terms including in their meaning any copies of software.

"Object program" or "object code" - The term "object program" or "object code" means the fully compiled or assembled series of instructions, written in machine language, ready to be loaded into the computer, that guides the operation of the computer, in printed out form as well as stored in software media compatible with any equipment described in an Order.

"Source program" or "source code" - The term "source program" or "source code" means the computer program expressed in a source language that operates on the computers identified in the Specifications. Such source code shall consist of a full source language statement of the programs comprising the Software and complete program maintenance documentation, procedures, flow charts, schematic diagrams and annotations which comprise the precoding detail design specification, and all other material necessary to allow a reasonably skilled programmer or analyst to maintain and enhance the Software without the assistance of Supplier or reference to any other materials.

"Documentation" - The term "documentation" means any user manual or related material as well as uncoded documentary works which are fixed in software media or other media and supplement the Software as may be set forth in an Order.

                                                           Agreement No. L4U215D
                                                                    Page 5 of 24


"Material" - The term "material" includes Software and the other Deliverables set forth in an Order.

"Pre-existing Software" - Supplier's software, in object code and source code form, including all related documentation, as described in an Order.

"Developed Software" - The modifications to the Pre-existing Software, in object code and source code form, including all related documentation, which Supplier will develop under this Agreement in accordance with the Specifications set forth in an Order.

"Software" - The upper case term "Software" means the software, in object code and source code form, including all related documentation, developed by Supplier under this Agreement or an Order, in accordance with the Specifications set forth in an Order.

3.   ORDERS

Supplier shall perform technical services or IT Projects, ("Technical Services", "Services" or "Work") to Company as specified in purchase orders or authorization letters ("Orders") issued from time to time by a designated representative within AT&T Supplier Management Division IT Professional Services, substantially as described in the clause CONTENTS OF ORDER. If written notice of rejection of an Order is not received by Company within twenty (20) days from the date of issuance of an Order, such Order shall be deemed to have been accepted by Supplier. Orders shall constitute the only authorization for Supplier to take any action or to expend money. Estimates furnished by Company shall not constitute commitments. The terms of this Agreement shall also apply to any Technical Services of the type covered under this Agreement performed by Supplier for Company unless covered under a separately executed agreement. Supplier acknowledges and agrees that no Technical Services shall begin and Supplier shall refuse to fill any requests to start Services unless and until a properly executed Order or authorization letter is issued by the designated representative within AT&T Supplier Management Division (SMD). AT&T reserves the right to refuse to compensate Supplier for any services started prior to the issuance of a properly executed Order.

4.   CONTENTS OF ORDER

Each order shall be substantially in the form described below and shall contain the following information as applicable:

A.   Agreement:

     (i) The incorporation, by reference, of this Agreement and a unique identifying number assigned by a designated representative within AT&T SMD.

                                                           Agreement No. L4U215D
                                                                    Page 6 of 24

B.    Scope of Work:

            (i) A detailed Statement of Work (SOW) including milestones and deliverables, Company's standards or requirements, conditions of acceptance and required status reports;

            (ii) The dates at which Technical Services are to commence and terminate;

            (iii)       On-site or off-site project
            (iv)        The dates on which the Technical Services are to
                  commence and terminate and work products to be delivered.

C.    Payment Terms:

Each Order shall contain the rate of compensation and may contain the following additional information, as applicable:

(i)   The fixed price for each deliverable specified in the SOW;

(ii)  The rates and skill classifications applicable to the Technical Services;

(iii) An enumeration of any items of special or unusual expense authorized for reimbursement to Supplier, as well as the basis for such reimbursement;

(iv) The maximum total expenditure authorized, with conditions and terms of payment, if applicable;

D.    Administration:

(i) The name, address, and telephone number of the Company Technical Representative;

(ii) The name, address, and telephone number of a designated representative within AT&T SMD.

(iii) The name and telephone number for the Supplier's Representative responsible for the Technical Service.

E.    Authorization:

Signature of a designated representative within AT&T SMD and the Supplier's Representative.

F.    Revisions:

In the event that the General Terms and/or Payment Terms are modified, a designated representative within AT&T IT Professional Services shall issue a written amendment to the original Order.

5.    TERM AND TERMINATION

This Agreement shall be effective as of April 15, 1998 and shall continue in effect thereafter unless terminated by the parties in accordance with the provisions contained herein. This Agreement may be terminated by either party upon thirty (30) days written notice to the other party with or without cause, provided, however, that such termination shall not affect the obligations of either party to the other under any Orders issued pursuant to this Agreement, but such Orders shall continue in effect as though this Agreement had not been terminated.

                                                           Agreement No. L4U215D
                                                                    Page 7 of 24

Company, without prejudice to any right or remedy on account of any failure of Supplier to perform its obligations under this Agreement, may at any time terminate the performance of the Work under any Order, in whole or in part, by written notice to Supplier specifying the date upon which such termination becomes effective. In the event of any such termination, other than for a breach or failure of Supplier to perform its obligations under this Agreement, Supplier shall be entitled to payment for Technical Services rendered and for expenses properly reimbursable under an Order prior to the effective date of termination; provided, however, that payment of any such amounts by Company shall be subject to any provision for the limit of expenditures set forth in the Order. The payment of such amounts by Company shall be in full settlement of any and all claims of Supplier of every description, including profit.

In the event of termination of this Agreement or any Order, all Company property and all Work in Supplier's possession shall be forwarded promptly to Company.

6.    SUPPLIER EMPLOYEES

The term "Supplier Employee" means anyone performing the Work or furnished by Supplier under this Agreement, including but not limited to the Supplier's employees, consultants, representatives, agents, subcontractors, and subcontractors' subcontractors at all tiers. It is agreed that all persons provided by Supplier to perform the Work are not employees or agents of Company, and Company shall not exercise any direct control or supervision over Supplier Employees but Company's Technical Representative will be available for consultation. Supplier shall be responsible for monitoring the quality of Work of Supplier's Employees.

Supplier shall be responsible for its own labor relations with any trade or union which represents its employees and shall be responsible for negotiating and adjusting all disputes. Supplier shall be the sole entity responsible for receiving complaints from Supplier Employees regarding their assignments and for notifying Supplier Employees of the termination or change of their assignments.

Supplier further agrees that any Supplier Employee, who is or becomes a "leased employee" (as defined in Section 414(n) of the Internal Revenue code) of Company during the term of this Agreement, shall not be covered by, and shall be excluded from participation in, any employee benefit plan maintained by Company.

Supplier shall indemnify and save Company harmless from and against any losses, damages, claims, demands, suits and liabilities that arise out of, or result from, any failure by Supplier to perform its obligations under this clause. Supplier shall also indemnify and save Company harmless from any entitlement, assertion or claim, which any of the Supplier's Employees might have or might make relative to rights or privileges in any Company employee benefit plan and which arises, in whole or in part, out of Work rendered under this Agreement and each Order.

                                                           Agreement NO. L4U215D
                                                                    Page 8 of 24

7.   STAFFING CHANGES

Company has the right at any time and for any reason to reject or have Supplier remove Supplier's Employees from the Work under this Agreement upon reasonable notice to Supplier. Upon such notice, Supplier shall, at Company's request, replace the Supplier Employee(s). In the event of any staffing change, Company shall not be charged for the time required to train the replacement. The amount of non-compensatory training time, if any, shall be mutually determined by Supplier and the Company Technical Representative.

8.   PRICING

Prices charged to Company by Supplier under this Agreement shall be subject to the provisions shown in Appendix A. PRICING, to this Agreement.

9.   COMPENSATION

Company shall pay Supplier for Technical Services as specific in Orders issued by Company during the term of this Agreement. Supplier's rates as specified in an Order shall remain fixed and may not be increased without the written approval of a designated representative of IT Professional Services. Supplier's rates include the cost of all labor, equipment, materials and other disbursements required to complete the Technical Services provided under this Agreement or an Order and Company shall not pay Supplier for any other charges, costs or expenses except as specifically authorized by Company in this Agreement or an Order. Supplier or Supplier's Employees shall not be paid bonuses for Technical Services performed under this Agreement or any Order. If Work is performed on Company's premises, Company may require that Supplier Employees' Work week coincide with the Company Work week. Supplier shall schedule vacations for its Supplier Employees so as not to interfere with or delay the Technical Services to be provided to Company.

Company shall specify a maximum monetary amount in each Order issued. Supplier shall not perform Technical Services and Company shall not be required to pay for Technical Services beyond the point where billing would exceed the specified maximum unless Supplier shall have first secured an amendment to the Order authorizing the increased expenditure.

Company's Technical Representative shall approve Supplier's authorized charges for Work performed under this Agreement.

In addition to payment of the above fee or rates, reasonable expenses for transportation and living while on approved travel assignments outside the area may be reimbursable, if authorized in an Order. Supplier shall submit invoices for reimbursable transportation and living expenses promptly upon completion of the travel events. Supplier shall list the transportation and living charges as separate items on each invoice for the period covered, and such items shall be in the same detail and accompanied by the same receipts as are required for Company's on-roll employees. All authorized travel and living expenses will be reimbursed in accordance with the provisions set forth below. All invoices shall be certified as approved by Company's Technical Representative prior to submission for payment. Supplier shall retain all such records for a period of not less than one calendar year after the expiration of this Agreement.

                                                           Agreement No. L4U215D
                                                                    Page 9 of 24

A. Transportation - Economy class airfare will be reimbursed upon representation of an airline ticket related to Company assignments hereunder. Reasonable taxi, bus or car rental expenses and associated tolls, tips and parking fees shall be reimbursed by Company. Reimbursement for car rental expenses shall be made upon presentation of the car rental agreement.

B. Lodging - Company shall reimburse reasonable lodging expenses incurred by Supplier Employee upon presentation of the appropriate receipts.

C. Meals - Company shall reimburse reasonable meal expenses not exceeding $25.00 daily which shall include room service and gratuities incurred by Supplier Employee upon presentation of the appropriate receipts.

D. Telephone Calls - Business calls made in connection with the Work described herein shall be reimbursed. Non-Company related business calls placed from Supplier Employee's hotel will not be reimbursed.

E. Personal Expenses - Company will not reimburse personal expenses of Supplier Employee. If expenses of a personal nature (i.e., hotel/ship purchase, alcoholic beverages, in-room movies, sundry items, etc.) are charged against the room, the amount will be deducted from the invoice presented to Company. For trips which extend beyond four days, reasonable valet and laundry charges will be reimbursed. Company will reimburse reasonable gratuities.

10    INVOICING

Invoices shall be sent as specified in an Order, and a final invoice shall be sent upon completion and acceptance or termination of Work under an Order to the address provided in the Order.

Each invoice shall reference the applicable Order and list all chargeable items in units and dollar amounts. The invoice shall list each Deliverable and price as noted on the Order as well as any approved expenses incurred. At AT&T's option, all invoices are payable [*] from the date of receipt of invoices or services, whichever is later. The Work shall be delivered free from all claims, liens and charges whatsoever. Company reserves the right to require, before making payment, proof that all parties furnishing labor and materials for the Work have been paid.

Company shall reimburse Supplier only for state and local sales and use taxes, as applicable to transactions under this Agreement or any Order. Taxes payable by Company shall be billed as separate items on Supplier's invoices and shall not be included in Supplier's prices.

11.   AUDIT

Supplier shall maintain complete and accurate accounting records, in a form in accordance with standard accounting practices, to substantiate Supplier's charges under each Order. Such records shall include, but not be limited to, time cards, job cards, attendance cards, job summaries and travel and living expense reports. All payments, if any, made by Company shall be subject to final adjustments as determined by such audit(s). Supplier shall retain such records relating to each Order for a period of two (2) years from the date of final payment for Work covered by each Order.

* We have requested confidential treatment by the Commission of those portions of the exhibit omitted and marked with an asterisk.

                                                           Agreement No. L4U215D
                                                                   Page 10 of 24

Company and its authorized agents and representatives shall have access to such records during normal business hours during the term of this Agreement and during the respective periods in which Supplier is required to maintain such records as provided in this clause.

12.  [*]

13.  TITLE TO WORK PRODUCT

All right, title and interest in and to all tangible and intangible work and work products developed or produced under this Agreement by or on behalf of Supplier for Company, whether comprising or incorporated in specifications, drawings, sketches, models, samples, data, computer programs, reports, documentation or other technical or business information, and all right, title and interest in and to patents, copyrights, trade secrets, trademarks and other intellectual property derived from such work and work products are hereby assigned by Supplier to Company and are hereby agreed by Supplier to be transferred to Company or otherwise vested therein, effective when first capable of being so assigned, transferred or vested. Supplier shall obligate its employees, subcontractors and others to provide, and shall supply to Company at no extra cost, all such assignments, rights and covenants as Company deems appropriate to assure and perfect such transfer or other vesting. All work and work products shall be provided to Company as required herein or on termination or completion of this Agreement, whichever is earlier, unless Supplier is requested in writing to do otherwise. All such work and work products shall be considered and arranged to be a "work made for hire" to the extent allowed by law.

The work and work products developed or produced under this Agreement shall be the original work of Supplier, unless Company's Technical Representative has consented in writing to the inclusion of work or work products owned or copyrighted by others (hereafter "included works"). In requesting such consent, Supplier shall notify Company of the scope of the rights and permissions Supplier intends to obtain for Company with respect to such included works and modify the scope of same as requested by Company. Copies of all rights and permissions, clearly identifying the included works to which they apply, shall be supplied to Company promptly after their acquisition.

Supplier shall mark any such development work(s) with the notice "Copyright(c), 1998, AT&T Corp., All Rights Reserved". If any Preexisting Material is employed in any developed work(s) Supplier shall provide for such developed work(s) one or more additional copyright notices identifying such material and the owner(s) of copyright in such material. Any such copyright notice shall be in accordance with Regulation 201.10 of the U.S. Copyright Office.

Company shall not acquire title hereunder to any intangible work or work products preexisting execution of this Agreement and not developed or produced in anticipation hereof.

Supplier agrees, for itself and its affiliates, not to assert patents and copyrights owned or controlled by Supplier or any parent thereof or subsidiary of either against Company, its affiliates, and its or

* We have requested confidential treatment by the Commission of those portions of the exhibit omitted and marked with an asterisk.

                                                               Agreement L4U215D
                                                                   Page 11 of 24

their direct or indirect customers, in connection with any work product or other subject matter directly or indirectly derived from work done hereunder.

14.  USE OF INFORMATION

Supplier shall view as Company's property any idea, data, program, technical, business or other intangible information, however conveyed, and any document, print, tape, disc, tool, or other tangible information-conveying or performance-aiding article owned or controlled by Company, and provided to, or acquired by, Supplier under or in contemplation of this Agreement ("Information"). Supplier shall, at no charge to Company, and as Company directs, destroy or surrender to Company promptly at its request any such article or any copy of such Information. Supplier shall keep Information confidential and use it only in performing under this Agreement and obligate its employees, subcontractors and others working for it to do so, provided that the foregoing shall not apply to information previously known to Supplier free of obligation, or made public through no fault imputable to Supplier.

15.  SUPPLIER'S INFORMATION

Except for information owned by Company under the clause TITLE TO WORK PRODUCT, no specifications, drawings, sketches, models, samples, tools, computer or other apparatus programs, technical or business information or data, written, oral, or otherwise, furnished by Supplier to Company under this Agreement or order, or in contemplation of this Agreement or order shall be considered by Supplier to be confidential or proprietary.

16.  INFRINGEMENT

Supplier shall indemnify and save harmless Company, its affiliates, its and their customers, and each of their officers, directors, employees, successors and assigns (all hereinafter referred to in this clause as Company) from and against any losses, damages, liabilities, fines, penalties, and expenses (including reasonable attorneys' fees) that arise out of or result from any proved or unproved claim (1) of infringement of any patent, copyright, trademark or trade secret right, or other intellectual property right, private right, or any other proprietary or personal interest, and (2) related by circumstances to the existence of this Agreement or performance under or in contemplation of it (an "Infringement Claim"). If the Infringement Claim arises solely from Supplier's adherence to Company's written instructions regarding services or tangible or intangible goods provided by Supplier ("Items") and if the items are not (1) commercial items available on the open market or the same as such items, or (2) items of Supplier's designated origin, design or selection, Company shall indemnify Supplier. Company or Supplier (at Company's request) shall defend or settle, at its own expense, any demand, action or suit on any Infringement Claim for which it is the indemnitor under the preceding provisions and each shall timely notify the other of any assertion against it of any Infringement Claim and shall cooperate in good faith with the other to facilitate the defense of any such claim.

                                                               Agreement L4U215D
                                                                   Page 12 of 24


17.  INSURANCE

Supplier shall maintain and cause Supplier's subcontractors to maintain during the term of this Agreement: (1) Workers' Compensation insurance as prescribed by the law of the state or nation in which the Work is performed; (2) employer's liability insurance with limits of at least $500,000 for each occurrence; (3) comprehensive automobile liability insurance if the use of motor vehicles is required, with limits of at least $1,000,000 combined single limit for bodily injury and property damage for each occurrence; (4) Commercial General Liability ("CGL") insurance, including Blanket Contractual Liability and Broad Form Property Damage, with limits of at least $1,000,000 combined single limit for bodily injury and property damage for each occurrence; (5) if the furnishing to Company (by sale or otherwise) of products or material is involved, CGL insurance endorsed to include products liability and completed operations coverage in the amount of $5,000,000 for each occurrence; and (6) Errors and Omissions Insurance in the amount of at least $2,000,000 per claim with an annual aggregate of at least $3,000,000 inclusive of legal defense costs. All CGL and automobile liability insurance shall designate AT&T Corp., its affiliates, and each of their officers, directors and employees (all hereinafter referred to in this clause as "Company") as an additional insured. All such insurance must be primary and required to respond and pay prior to any other available coverage. Supplier agrees that Supplier, Supplier's insurer(s) and anyone claiming by, through, under or in Supplier's behalf shall have no claim, right of action or right or subrogation against Company and its customers based on any loss or liability insured against under the foregoing insurance. Supplier and Supplier's subcontractors shall furnish prior to the start of Work certificates or adequate proof of the foregoing insurance including, if specifically requested by Company, copies of the endorsements and insurance policies. Company shall be notified in writing at least thirty (30) days prior to cancellation of or any change in the policy.

18.  INDEMNITY

All persons furnished by Supplier shall be considered solely Supplier's employees or agents, and Supplier shall be responsible for payment of all unemployment, social security and other payroll taxes, including contributions when required by law. Supplier agrees to indemnify and save harmless Company, its affiliates, its and their customers and each of their officers, directors, employees, successors and assigns (all hereinafter referred to in this clause as "Company") from and against any losses, damages, claims, demands, suits, liabilities, fines, penalties and expenses (including reasonable attorneys' fees) that arise out of or result from: (1) injuries or death to persons or damage to property, including theft, in any way arising out of or occasioned by, caused or alleged to have been caused by or on account of the performance of the Work or Services performed by Supplier or persons furnished by Supplier, (2) assertions under Workers' Compensation or similar acts made by persons furnished by Supplier or by any subcontractor, or by reason of any injuries to such persons for which Company would be responsible under Workers' Compensation or similar acts if the persons were employed by Company, (3) any failure on the part of Supplier to satisfy all claims for labor, equipment, materials and other obligations relating to performance of the Work, (4) any claim by any company selected as a subcontractor by Supplier that they were wrongfully excluded from performing work under this Agreement or (5) any failure by Supplier to perform Supplier's obligations under this clause or the INSURANCE clause. Supplier agrees to defend Company, at Company's request, against any such claim, demand or suit. Company agrees to notify Supplier within a reasonable time of any written claim or demands against Company for which Supplier is responsible under this clause.

                                                           Agreement No. L4U215D
                                                                   Page 13 of 24


20.  ASSIGNMENT BY COMPANY

Company shall have the right to assign this Agreement and to assign its rights and delegate its duties under this Agreement either in whole or in part (an "Assignment"), including, but not limited to, software licenses and other grants in intellectual property rights, at any time and without Supplier's consent, to
(i) any present or future affiliate (including any subsidiary or affiliated entity thereof) of Company; (ii) any unaffiliated new entities that may be formed by Company pursuant to a corporate reorganization, including any subsidiary or affiliated entity thereof; or (iii) any third party which by purchase, lease, outsourcing agreement or otherwise, assumes the operation, administration and/or management of any substantial portion of the business of Company affected by this Agreement. Company shall give Supplier written notice of any Assignment, including (i) the effective date of the Assignment ("Effective Date"), and (ii) the entity or entities receiving rights and/or assuming obligations under the Agreement ("Entities"). Upon the Effective Date and to the extent of the Assignment, Company shall be released and discharged from all further duties under this Agreement as to materials, services, or intellectual property rights transferred to assignee, ordered from or provided by Supplier prior to, on or after the Effective Date. Notwithstanding that an Assignment has been made, Company, at its sole option, shall continue to have the right to purchase, lease, or license material or services under this Agreement as if an Assignment had not been made. If this Agreement includes a commitment to purchase a stated or determinable quantity of goods, services or rights, or prices that vary based on the quantities purchased, the aggregate of purchases by the Entities under this Agreement will be included in determining the quantity.

21.  ACCEPTANCE

If the Technical Services to be provided under an Order involve the development of Software, the following will apply:

A. Company shall evaluate the Software and each other Deliverable (individually and collectively referred to in this clause as "Deliverable") furnished under this Agreement for compliance with the Specifications and shall submit a written acceptance or rejection to Supplier within thirty (30) days after the receipt by Company of the complete Deliverable associated with each task. Such written acceptance or rejection shall be made only by Company's Technical Representative. In no event shall early turnover of the Deliverable by Supplier to Company or use of such Deliverable by Company or its customers for business, profit, revenue or any other lawful use constitute acceptance of such Deliverable by Company. Company shall have the right to accept portions of the Software or of any other Deliverable. Company's acceptance of the Software or of any other Deliverable or any portion thereof shall occur only upon a formal written acceptance sent by the aforementioned Company Representative.

B. If a Deliverable evaluated pursuant to paragraph A of this clause is rejected, Supplier agrees to correct, at its expense, each error leading to such rejection and resubmit the corrected Deliverable to Company within thirty (30) days after receipt of notice from Company of such corrected Deliverable to accept or reject such Deliverable. If the corrected Deliverable complies with the Specifications, Supplier shall incorporate the corrections in the Deliverables.

                                                           Agreement No. L4U215D
                                                                   Page 14 of 24


C. If the errors in a rejected Deliverable are not corrected within the thirty (30) day period specified in paragraph B of this clause or if a resubmitted Deliverable re-tested or re-evaluated by Company during the thirty
(30) day re-evaluation period is again rejected, then Company may, at its option: (1) retain the Deliverable at an equitable adjustment in price as may be agreed by the parties, in which case that Deliverable shall be deemed accepted; (2) afford Supplier one or more correction extensions for a period or periods to be specified by Company without prejudice to Company's rights to thereafter exercise its option under either clause (1) or (3) of this paragraph without further notice to Supplier, if the errors have not been corrected; or
(3) be entitled to a prompt and full refund of all monies previously paid under this Agreement or an Order. If option (3) is exercised, Company shall have no further obligation to Supplier under this Agreement or the Order as to such Software or any other Deliverable and may elect to terminate this Agreement or an Order at any time by written notice to Supplier.

22.  PERFORMANCE OF WORK - ACCEPTANCE PROCEDURE

Upon the completion of the Technical Services and/or project deliverables described in an Order or under this Agreement, Company shall have an acceptance period of thirty (30) days, unless otherwise specified in an Order or under this Agreement, from the date of receipt of the completed deliverables in which to determine if the Technical Services have been completed in accordance with the specifications. For Technical Projects, Supplier shall provide written notification of such completion to Company's Technical Representative. On or prior to the expiration of such acceptance period, Company shall provide notice to Supplier of either (1) satisfactory performance and Company's acceptance of same, or (2) notice of unsatisfactory performance and Company's rejection of same.

Supplier shall supply the appropriate personnel to investigate any reported deficiencies found by Company during the acceptance period. Deficiencies found to be of Supplier's causing shall be corrected by Supplier at its expense. Such correcting activities shall commence immediately and be completed as quickly as is reasonably possible. The period from the time Supplier is notified to make investigation and corrections until Supplier completes those activities shall not be counted as part of the acceptance period. If corrections are required, upon receipt of Supplier's notice that the deficiencies have been remedied, the acceptance period shall continue subject to the acceptance requirements as specified above. However, in no event shall the continuation of an acceptance period after correction of Supplier caused deficiencies be less than two (2) weeks.

23.  CONTINUING SUPPORT

If the Technical Services to be provided under an Order involve the development of Software, the following will apply:

Supplier agrees to promptly provide Company with all assistance reasonably requested by Company in connection with Company's use and operation of the Software and other Deliverables furnished under this Agreement. During the development and acceptance testing period and after Company's final acceptance of the Software and other Deliverables during the Warranty Period set forth in the clause WARRANTY, such Supplier support shall be provided at no additional charge and shall include, but not be limited to, installation of Software and related equipment, training, design, programming, software support and modification, database design and, if required, data conversion for the Software together with other support services set forth in this Agreement. Supplier represents that any personnel it supplies to assist Company shall be fully qualified to provide the necessary assistance. Supplier agrees to provide support for [*] of any and all portions of the Software.

* We have requested confidential treatment by the Commission of those portions of the exhibit omitted and marked with an asterisk.

                                                           Agreement No. L4U215D
                                                                   Page 15 of 24

24.  MAINTENANCE

If the Technical Services to be provided under an Order involve the development of Software, the following will apply:

Supplier agrees to promptly provide Company with all modifications, in object and source code form, to the Software made by Supplier where such modifications have been announced by Supplier to be generally available. During the Software Warranty Period, Supplier shall furnish such modifications at no charge to Company. After such Warranty Period, Supplier shall offer such modifications to Company at Supplier's then current charges. At least sixty (60) days prior to the expiration of the Warranty Period or the applicable maintenance term, Supplier shall provide Company with written notice of the impending maintenance expiration date and the changes for the subsequent maintenance term. Company may discontinue maintenance of the Software at any time.

As used in this clause, the term "modifications" or "maintenance" shall include updates, enhancements and new releases. Supplier agrees to notify Company of the pending availability of all such modifications no later than sixty (60) days prior to the public announcement by Supplier of such availability. Supplier shall promptly provide to Company, at no charge, all revisions to the associated documentation to reflect the modifications. All such modifications shall be considered Background Information Software subject to the terms and conditions (including acceptance) of this Agreement. Company may incorporate the modifications into the Software in its possession or continue using previous releases of the Software at Company's option. Supplier agrees to provide, at Company's request, maintenance for [*] of the Software.


25.  WARRANTY

If the Technical Services involve the development of software, the following shall apply:

Supplier warrants to Company and its customers all of the following:

1. The Software will be free from significant errors, will conform to and perform in accordance with the specifications and will function properly. The media conveying the Software will be free from defects in material and workmanship. The Software will be compatible with and may be used in conjunction with other software as described in the specifications. If this Agreement states that the Software is to be used in conjunction with certain data processing equipment, the Software shall be compatible with that equipment. The foregoing warranties extend to the future performance of the Software and shall continue for the longer of (a) the warranty period applicable to Company's sublicense to its customers of the Software or of products which incorporate the Software, (b) [*] after the Software is accepted by Company, or (c) a greater period specified elsewhere in this Agreement.

2.   Work will be performed in a first-class, workmanlike manner.

3. There are no copy protection or similar mechanisms within the Software which will, either now or in the future, interfere with the grants made in this Agreement.

4.   Company and its customers shall have quiet enjoyment of the Software.

* We have requested confidential treatment by the Commission of those portions of the exhibit omitted and marked with an asterisk.

                                                           Agreement No. L4U215D
                                                                   Page 16 of 24

5. As to Software for which Supplier does not solely own all intellectual property rights, Supplier has full right, power and authority to license the Software to Company and its customers as provided in this Agreement.

6. If the Software, or any portion thereof, is or becomes unusable, totally, or in any respect during the applicable warranty period, or if the Work fails to meet the warranties, Supplier will reperform Work, correct errors, defects and non-conformities and restore the Software to conforming condition free of significant errors at no cost to Company or its customers. Corrected Software shall be warranted as set forth in this clause.

7. The Software does not contain any malicious code, program, or other internal component (e.g. computer virus, computer worm, computer time bomb, or similar component), which could damage, destroy or alter software, firmware, or hardware or which could, in any manner, reveal, damage, destroy, or alter any data or other information accessed through or processed by the Software in any manner. Supplier shall immediately advise Company, in writing, upon reasonable suspicion or actual knowledge that the Software provided under this Agreement may result in the harm described above. Supplier shall indemnify and hold Company and its customers harmless from any damage resulting from the harm described above.

8. Supplier warrants that any computer software or routing services supplied or delivered by or for Supplier under the agreement (i) will handle date information before, during and after January 1,2000, including but not limited to accepting date input, providing date output and performance calculations on dates or portions of dates (ii) will function accurately and without interruption before, during and after January 1, 2000, without any change in operations associated with the advent of the new century, (iii) will respond to two-digit year input in a way that resolves the ambiguity as to century in a disclosed, defined and predetermined manner, and (iv) will store and provide output of date information in ways that are unambiguous as to century.

9.   All warranties shall survive inspection, acceptance and payment.

26.  WARRANTY AND REPRESENTATIONS

Supplier represents to Company and its customers that Services will proceed with promptness and diligence and will be performed in a first class, workmanlike manner in accordance with the highest professional standards in the field and to Company's satisfaction. Supplier warrants that it has or shall obtain prior to completion of the Technical Services the right to grant the licenses and rights granted hereunder. Supplier warrants to Company and its customers that material furnished will be free from defects in design (except to the extent designed by Company), material and workmanship and will conform to and perform in accordance with the specifications, drawings and samples. In addition, if material furnished contains one or more manufacturers' warranties, Supplier hereby assigns such warranties to Company and its customers. All warranties shall survive inspection, acceptance and payment. Material or Services not meeting the warranties will be, at Company's option, repaired, adjusted, replaced or performed again by Supplier at no cost to Company and its customers.

                                                           Agreement No. L4U215D
                                                                   Page 18 of 24

30.  PUBLICITY

Supplier agrees to submit to Company all advertising, sales promotion, press releases, and other publicity matters relating to the material furnished or the services performed by Supplier under this Agreement wherein Company's names or marks are mentioned or language from which the connection of said names or marks therewith may be inferred or implied; and Supplier further agrees not to publish or use such advertising, sales promotion, press releases, or publicity matters without Company's prior written approval. This does not reduce or modify Supplier's obligations under the clause IDENTIFICATION.

31.  IDENTIFICATION CREDENTIALS

Company may, at its discretion, require Supplier Employees to exhibit identification credentials, which Company may issue, in order to gain access to Company's premises for the performance of the Work. When Supplier Employees are no longer performing Work, Supplier shall ensure the prompt delivery to Company's Technical Representative of the identification credentials involved or a written statement of the reasons why the identification credentials cannot be returned. Supplier shall be liable for any damage or loss sustained by Company if such credentials are not returned to Company.

32.  LICENSES

No licenses, express or implied, under any patents are granted by Company to Supplier under this Agreement or an Order.

33.  NON-EXCLUSIVE RIGHTS

It is expressly understood and agreed that this Agreement neither grants to Supplier an exclusive right or privilege to provide to Company any or all Technical Services of the type described in this Agreement which Company may require, not requires the purchase of such Services from Supplier by Company. It is, therefore, understood that Company may contract with other Suppliers for the procurement of comparable Technical Services and related materials. In addition, Company shall at its sole discretion, decide the extent to which Company will market, advertise, promote, support, or otherwise assist in further offerings of the material or services.

Supplier agrees that purchases by Company under this Agreement shall neither restrict the right of Company to cease purchasing nor require Company to continue any level of such purchases.

34.  RIGHT OF ENTRY AND PLANT RULES

Each party shall have the right to enter the premises of the other party during normal business hours with respect to the performance of this Agreement, subject to all plant rules and regulations, security regulations and procedures and U.S. government clearance requirements if applicable. Company is not responsible for the safekeeping of Supplier's property on Company premises. Supplier shall not stop, delay or interfere with Company's work schedule without the prior approval of Company's Technical Representative.

                                                               Agreement L4U215D
                                                                   Page 19 of 24

35.  RELEASES VOID

Neither party shall require (i) waivers of releases of any personal rights or
(ii) execution of documents which conflict with the terms of this Agreement, from employees, representatives or customers of the other in connection with visits to its premises and both parties agree that no such releases, waivers or documents shall be pleaded by them or third persons in any action or proceeding.

36.  RIGHT OF ACCESS

Each party shall permit the other party reasonable access to its facilities in connection with work under this Agreement. No charge shall be made for such visits. It is agreed that prior notification will be given when access is required. Supplier agrees to remove any of Supplier's Employees from Company's facilities at Company's request.

37.  TIMELY PERFORMANCE

If Supplier has knowledge that anything prevents or threatens to prevent the timely performance of the Work under this Agreement, Supplier shall immediately notify Company's Technical Representative thereof, in writing, and include all relevant information concerning the delay or potential delay.

38.  COMPANY PROPERTY

Should Supplier use any property owned or rented by Company or its customers, Supplier shall have risk of loss and damage to such property. Supplier agrees not to remove the property from Company's or its customers' premises and to return the property to Company upon completion of use, or at such earlier time as Company may request, in the same condition as when received by Supplier, reasonable wear and tear excepted. Such use shall be controlled by the clauses INSURANCE and INDEMNITY.

39.  FORCE MAJEURE

Neither party shall be held responsible for any delay or failure in performance of any part of this Agreement to the extent such delay or failure is caused by fire, flood, explosion, war, strike, embargo, government requirement, civil or military authority, act of God, or other similar causes beyond its control and without the fault or negligence of the delayed or non-performing party or its subcontractors ("force majeure conditions"). Notwithstanding the foregoing, Supplier's liability for loss or damage to Company's material in Supplier's possession or control shall not be modified by this clause. If any force majeure condition occurs, the party delayed or unable to perform shall give immediate notice to the other party, stating the nature of the force majeure condition and any action being taken to avoid or minimize its effect. The party affected by the other's delay or inability to perform may elect to: (1) suspend this Agreement or an Order for the duration of the force majeure condition and (i) at its option buy, sell, obtain or furnish elsewhere material or services to be bought, sold, obtained or furnished under this Agreement or an Order (unless such

                                                           Agreement No. L4U215D
                                                                   Page 20 of 24

sale or furnishing is prohibited under this Agreement) and deduct from any commitment the quantity bought, sold, obtained or furnished or for which commitments have been made elsewhere and (ii) once the force majeure condition ceases, resume performance under this Agreement or an Order with an option in the affected party to extend the period of this Agreement or Order up to the length of time the force majeure condition endured and/or (2) when the delay or nonperformance continues for a period of at least [*], terminate, at no charge, this Agreement or an Order or the part of it relating to material not already shipped, or services not already performed. Unless written notice is given within [*] after the affected party is notified of the force majeure condition, (1) shall be deemed selected.

40.   CHOICE OF LAW

The construction, interpretation and performance of this Agreement and all transactions under it shall be governed by the laws of the State of New Jersey excluding its choice of law rules and excluding the Convention for the International Sale of Goods. The parties agree that the provisions of the New Jersey Uniform Commercial Code apply to this Agreement and all transactions under it, including agreements and transactions relating to the furnishing of Services, the lease or rental of equipment or material, and the license of software. Supplier agrees to submit to the jurisdiction of any court wherein an action is commenced against Company based on a claim for which Supplier has agreed to indemnify Company under this Agreement.

41.   MEDIATION

If a dispute arises out of or relates to this Agreement, or its breach, and the parties have not been successful in resolving such dispute through negotiation, the parties agree to attempt to resolve the dispute through mediation by submitting the dispute to a sole mediator selected by the parties or, at any time at the option of a party, to mediation by the American Arbitration Association ("AAA"). Each party shall bear its own expenses and an equal share of the expenses of the mediator and the fees of the AAA. The parties, or their representatives, other participants and the mediator shall hold the existence, content and result of the mediation in confidence. If such dispute is not resolved by such mediation, the parties shall have the right to resort to any remedies permitted by law. All defenses based on passage of time shall be tolled pending the termination of the mediation. Nothing in this clause shall be construed to preclude any party from seeking injunctive relief in order to protect its rights pending mediation. A request by a party to a court for such injunctive relief shall not be deemed a waiver of the obligation to mediate.

* We have requested confidential treatment by the Commission of those portions of the exhibit omitted and marked with an asterisk.

                                                           Agreement No. L4U215D
                                                                   Page 21 of 24

42.   NOTICES

All notices under this Agreement and under each Order shall be deemed duly given upon delivery, if delivered by hand or by facsimile, overnight carrier or three (3) days after posting, if sent by certified mail, postage prepaid, return receipt requested, as set forth below or to such other address as either party may designate by notice pursuant hereto.

For Company:      AT&T CORP.
                  Room 1N71
                  150 Mt. Airy Road
                  Basking Ridge, NJ 07920
                  Attn: Supplier Manager

For Supplier:     Emerald Solutions
                  1011 Rte 22
                  Suite 301
                  Bridgewater, NJ 08807
                  Attn: Mr. Mark Markowitz

The above addresses may be changed at any time by giving prior written notice as above provided.

43.   PROGRESS REPORTS

If requested by Company's Technical Representative as defined in an Order, upon the completion of each phase of the project, Supplier shall submit to Company a progress report certifying that Supplier has completed all tasks required to be completed in such phase. The progress report shall be signed by an authorized representative of Supplier who shall certify that the representations contained therein are complete and accurate. The progress report also shall set forth in detail any recommended changes with respect to remaining phases of the Work in view of Supplier's experience with the completed phases.

44.   TOOLS AND EQUIPMENT

Unless otherwise specifically provided in an Order, Supplier shall provide all labor, tools, software programs, materials and equipment (the "tools") for performance of the Work. Should Supplier actually use tools owned, rented or licensed by Company, Supplier acknowledges that Supplier accepts the tools "as is where is", that Company has no responsibility for the condition of state of repair of the tools and that Supplier shall have risk of loss and damage to such tools. Unless otherwise specifically provided in this Agreement or authorized in writing by Company's Representative, Supplier agrees not to remove tools from Company premises and Supplier agrees to use the tools only in the performance of this Agreement.

Supplier agrees to return the tools to Company upon completion of use, or at such earlier time as Company may request, in the same condition as when received by Supplier, reasonable wear and tear excepted.

                                                           Agreement No. L4U215D
                                                                   Page 22 of 24

45.  COMPLIANCE WITH LAWS

Supplier and all persons furnished by Supplier shall comply at their own expense with all applicable federal, state, local and foreign laws, ordinances, regulations and codes, including those relating to the use of chlorofluorocarbons, and including the identification and procurement of required permits, certificates, licenses, insurance, approvals and inspections, in performance under this Agreement. Supplier agrees to indemnify, defend (at Company's request) and save harmless Company, its affiliates, its and their customers and each of their officers, directors and employees from and against any losses, damages, claims, demands, suits, liabilities, fines, penalties and expenses (including reasonable attorneys' fees) that arise out of or result from any failure to do so.


46.  EXPORT CONTROL

Supplier will not use, distribute, transfer or transmit any products, software or technical information (even if incorporated into other products) provided under this agreement except in compliance with U.S. export laws and regulations (the "Export Laws"). Supplier will not, directly or indirectly, export or re-export the following items to any country which is in the then current list of prohibited countries specified in the applicable Export Laws: (a) software or technical data disclosed or provided to Supplier by Company or Company's subsidiaries or affiliates; or (b) the direct product of such software or technical data. Supplier agrees to promptly inform Company in writing of any written authorization issued by the U.S. Department of Commerce Office of Export Licensing to export of re-export any such items referenced in (a) or
(b). Supplier also will not, without the prior written consent of company, export or re-export, directly or indirectly, any technical data or software furnished hereunder from the country in which Company first provided the technical data or software to Supplier hereunder, except to the United States. The obligations stated above in this clause will survive the expiration, cancellation or termination of this Agreement or any other related agreement. If requested by Company, Supplier also agrees to sign written assurances and other export-related documents as may be required for Company to comply with U.S. export regulations. Such written assurance and other export-related documents constitute part of this Agreement.


47.  BANKRUPTCY AND TERMINATION FOR FINANCIAL INSECURITY

Either party may terminate this Agreement by notice in writing:

1) if the other party makes an assignment for the benefit of creditors (other than solely an assignment of monies due); or

2) if the other party evidences an inability to pay debts as they become due, unless adequate assurance of such ability to pay is provided within thirty (30) days of such notice.

If a proceeding is commenced under any provisions of the United States Bankruptcy Code, voluntary or involuntary, by or against either party, and this Agreement has not been terminated, the non-debtor party may file a request with the Bankruptcy Court to have the court set a date within sixty (60) days after the commencement of the case, by which the debtor party will assume or reject this Agreement, and the debtor party shall cooperate and take whatever steps necessary to assume or reject the Agreement by such date.

                                                           Agreement No. L4U215D
                                                                   Page 24 of 24


54.  CHANGES

Company may at any time during the progress of the Work require additions to or alterations of or deductions or deviations (all hereinafter referred to as a "Change") from the Work called for by the specifications, drawings and samples. No Change shall be considered as an addition or alteration to or deduction or deviation from the Work called for by the specifications, drawings and samples nor shall Supplier be entitled to any compensation for work done pursuant to or in contemplation of a Change, unless made pursuant to a written Change Order issued by Company. Within ten (10) days after a request for a Change, Supplier shall submit a proposal to Company which includes any increases or decreases in Supplier's costs or changes in the delivery or Work schedule necessitated by the Change. Company shall, within ten (10) days of receipt of the proposal, either (i) accept the proposal, in which event Company shall issue a written Change Order directing Supplier to perform the Change or (ii) advise Supplier not to perform the Change in which event Supplier shall proceed with the original Work.

55.  ENTIRE AGREEMENT

This Agreement shall incorporate the typed or written provisions on Company's Orders issued pursuant to this Agreement, and shall constitute the entire Agreement between the parties with respect to the subject matter of this Agreement and the Order(s) and shall not be modified or rescinded, except by a writing signed by Supplier and Company. All references in these terms and conditions to this Agreement or to Work, Services, material, equipment, products, software or Information furnished under, in performance of, pursuant to, or in contemplation of, this Agreement shall also apply to Orders issued pursuant to this Agreement. Printed provisions on the reverse side of Company's Orders and all provisions on Supplier's forms shall be deemed deleted. Additional or different terms inserted in this Agreement by Supplier, or deletions thereto, whether by alterations, addenda, or otherwise, shall be of no force and effect, unless expressly consented to by Company in writing. Estimates or forecasts furnished by Company shall not constitute commitments. The provisions of this Agreement supersede all contemporaneous oral agreements and all prior oral and written quotations, communications, agreements and understandings of the parties with respect to the subject matter of this Agreement. The term "Work" as used in this Agreement may also be referred to as "Services."


Accepted by:                                 Accepted by:

Emerald Solutions                                AT&T CORP.

By: /s/ MARK MARKOWITZ                       By: /s/ CLARK CARSON
   ------------------------------               ------------------------------

Name: Mark Markowitz                         Name: Clark Carson
     ----------------------------

Title: Vice President                        Title: District Manager -
      ---------------------------            IT Professional Services

Date:  [illegible]                           Date: 4/2/98
     ----------------------------                 -----------------------------

                                                           Agreement No. L4U215D
                                                                      Appendix A
                                                                 Page No. 1 of 2

                                    PRICING

1.   RATES

Company shall issue on a periodic basis Company's IT Professional Services Rate Schedule ("Rate Schedule"). In response to Requests for Proposal (RFPs) issued by Company, Supplier agrees to offer Company services at rates not to exceed the Rate Schedule for time and materials projects or for calculating fixed price projects. The actual price paid by Company will be stated in Orders issued by Company and will not be affected by subsequent issues of the Rate Schedule.

In the event Supplier offers Company services other than through a RFP issued by Company's Supplier Management Division, the services shall be at the rates in the Rate Schedule. In the event services are offered at rates higher than those in the then-current Rate Schedule, the rates shall be reduced to those in the Rate Schedule. Supplier shall promptly credit or refund to Company, at Company's option, any billing to Company at the higher rates.

2.   VOLUME DISCOUNTS

Supplier will provide Company a volume discount or rebate (each hereinafter referred to as "discount"), at Company's option, on an annual basis, with the discount based upon Supplier's total volume of business with Company, i.e., Technical Staff Supplementation Services as well as other services offered by Supplier which may include, by way of example, project related services and outsourced services. The initial discount period will be the calendar year beginning January 1, 1998. The base for the initial discount period will be Company's [*], as reported in Company's
Vendor Payment Tracking (VPT) System. This base number will be reported to Supplier by Company in January 1998 and will be referred to as the "Discount Base."

For the calendar year 1998, discounts, if any, for the Discount Base will be the discounts as shown in Appendix A, VOLUME DISCOUNTS, of Company's General Agreement with Supplier, Agreement No. Not applicable, as amended, that was in effect during the period January 1, 1996 through December 31, 1997.

Once Company's payments to Supplier EXCEED the Discount Base, discounts will be determined as follows:

Discounts applied for payments ABOVE the Discount Base will be the greater of
(1) or (2) as follows:

(1) The discounts as shown in Agreement No. Not applicable, referenced above, OR

* We have requested confidential treatment by the Commission of those portions of the exhibit omitted and marked with an asterisk.

                                                               Agreement L4U215D
                                                                      Appendix A
                                                                     Page 2 of 2


(2) The "Additional Discount Percentage" shown below will be added to the discount percentage associated with the Discount Base in the above-referenced Agreement. However, in no event will the discount level for volumes above the Discount Base be less than [*].

================================================================================
Payment Volume                                    Additional Discount Percentage
--------------------------------------------------------------------------------
[*]                                               [*]
--------------------------------------------------------------------------------
[*]                                               [*]
--------------------------------------------------------------------------------
[*]                                               [*]
--------------------------------------------------------------------------------
[*]                                               [*]
================================================================================

The discounts earned will be payable to Company's Supplier Management Division in the form of a rebate [*] after the close of each calendar quarter, based upon payment information in Company's VPT System. At Company's option, the discounts may be deducted from Supplier's invoices.

3. PAYMENTS TO MWBE SUBCONTRACTORS

To encourage Supplier's use of certified Minority and Women-Owned Business Enterprises (MWBEs) as subcontractors under this Agreement, Supplier's payments to MWBE subcontractors under this Agreement will be excluded from Company's total payments to Supplier for the purposes of determining volume discounts, as described in the above clause entitled VOLUME DISCOUNTS.

* We have requested confidential treatment by the Commission of those portions of the exhibit omitted and marked with an asterisk.

                                                               Agreement L4U215D
                                                                      Appendix B
                                                                     Page 1 of 1


                       APPENDIX B - SUPPLIER PERFORMANCE

1. SUPPLIER VALUE ADDED METRICS

Company may elect to establish performance standards for Supplier and other suppliers of Technical Services to Company. Company shall provide feedback to Supplier on a periodic basis measuring Supplier's performance against these standards. The standards will measure performance in such areas as service, access to technology, delivery/flexibility, quality/reliability, and other areas as may be established by the Company.

In the event Supplier materially fails to provide services or Supplier repeatedly fails to provide services in accordance with the performance standards, Company shall notify Supplier in writing of such failure. Within thirty (30) days of receipt of this notice, Supplier shall perform a root cause analysis to identify the cause of such failure, correct such failure, provide Company with a written report detailing the cause of, and procedure for correcting such failure, and provide Company with reasonable evidence that such failure will not reoccur.

2. INFORMATION STANDARDS

Company may utilize electronic means to communicate with Supplier in the performance of this Agreement. To ensure the effective utilization of this electronic communication Company may establish standards for the information to be transmitted and the means of communication, which may include standards for software, data interchanges, transfer speeds, etc. Supplier agrees to conform with such standards at its own expense and to implement at its expense reasonable changes and upgrades that may be specified by Company from time to time.

Company may specify certain standard forms and documents which will be transmitted electronically between Company and Supplier. Supplier agrees to utilize the software and communications packages as specified by Company and take all other actions necessary to enable to transmission and receipt of forms and documents without additional formatting or processing by Company.

In the event Company utilizes electronic transmission of Requests for Proposal
(RFPs), Company shall not be responsible if Supplier is delayed in receiving RFPs due to the performance of Supplier's internet provider. If Supplier is so delayed, Company shall not grant Supplier additional time to respond.

3. SUPPLIER PROFILES

Company will utilize profile information provided by Supplier to develop forecasts, route requirements, and perform on-going communications with Supplier. This profile information will be provided by Supplier to Company on a quarterly basis, not later than the first day of each calendar quarter. It shall be the responsibility of Supplier to ensure that its profile information is current and provided on a timely basis. Company shall have no responsibility to Supplier based upon Supplier's failure to provide profile information on a timely basis.

                                                           Agreement No. L4U215D
                                                                      Appendix C
                                                                     Page 1 of 2

                     APPENDIX C - SUBCONTRACTOR PERFORMANCE

1. SUBCONTRACTOR CRITERIA

Supplier shall insure that any company selected by Supplier to be a subcontractor to Supplier under this Agreement is a bona fide consulting company that publicly represents itself as being engaged in providing technical consulting services to Supplier and other companies on a contract basis. All work performed by a subcontractor shall be in accordance with the Article -- Assignment and Subcontracting by Supplier. All subcontracts shall provide that subcontractors are subject to the terms and conditions of this Agreement, including but not limited to Use of Information and Export Control.

In the event Supplier elects to subcontract any portion of the Work, Supplier must adhere to the following guidelines:

A) Supplier must provide a detailed plan for managing the subcontractor relationship and verify its implementation.

B) Supplier's proposals or statements of work for any technical projects must clearly specify which portions of the project will be subcontracted.

C) Supplier must provide in detail the Work and the specific deliverables to be provided by the subcontractor.

D) Supplier shall provide the name and contact for any subcontractor.

E) If Supplier elects to subcontract any portion of the Work on an offshore basis (i.e., Work performed outside the United States) Supplier must have the specific prior written consent from Company's Technical Representative and SMD Representative.

Any work performed by a subcontractor which is not in accordance with the above guidelines shall be considered a breach by Company.

2. SUBCONTRACTOR CONSULTANTS

Supplier shall ensure that its contracts with its subcontractors contain all necessary provisions to ensure the transfer to Company all the rights contained in Article -- Title to Work Product.

3. UTILIZATION OF MINORITY AND WOMEN-OWNED BUSINESSES

It is Company's policy that minority and women-owned business enterprises (MWBEs) as defined in Attachment A shall have the maximum practicable opportunity to participate in the performance of contracts. Supplier agrees to use its good faith efforts to award subcontracts and/or utilize MWBEs to carry out this policy to the fullest extent consistent with the efficient performance of this Agreement and without compromise of quality and reliability expectations.

In addition to these general conditions for MWBE support, Supplier agrees to
(a) use its good faith efforts to utilize MWBEs in support of this Agreement and strive to increase the percentage of total expenditures from MWBEs to fulfill Company's purchases each successive year of the Agreement; (b) support Company's state and regional goals for MWBE and service-disabled veterans
(SDVs) spending in California and other states/regions as may be defined in

                                                           Agreement No. L4U215D
                                                                      Appendix C
                                                                 Page No. 2 of 2

the future; and (c) work with Company to develop opportunities for the utilization of MWBEs for first tier procurement by Company.

Supplier shall submit to AT&T quarterly reports of work with known MWBEs in the form of Attachment B in such manner and at such time as Company's representative may prescribe. Such quarterly reports shall state separately for minority-owned business enterprises (MBEs), women-owned business enterprises
(WBEs), and, for California, service-disabled veterans (SDVs), the third-party work which is attributable to Company. In instances where direct correlation cannot be determined, such MWBE payments may be established by Supplier comparing Company's payments to Supplier, in that period, to total payments to Supplier from all of its customers, in that period, and then arriving at Company's apportionment of such MWBE payments. Nothing in this clause shall affect or diminish Supplier's obligations as set forth in the assignment and subcontracting provisions or any other provisions of this Agreement. If Supplier complies with the provisions of this clause, that will be a factor Company will consider favorably in making procurement decisions about future business with Supplier.

4.    SUBCONTRACTOR REPORTS

Supplier shall on a quarterly basis provide Company with a report which lists all payments made by Supplier to its subcontractors during the preceding calendar quarter. The subcontractor company must be clearly identified. The report must also identify any subcontractor company which has been certified as a Minority or Woman-Owned Business. Supplier shall be responsible for providing satisfactory evidence of certification of its MWBE subcontractors.

Company reserves the right to establish objectives for Supplier regarding Supplier's utilization of Minority and Women-Owned Businesses as subcontractors.

                                                           Agreement No. L4U215D
                                                                      Appendix C
                                                                    Attachment A
                                                                 Page No. 1 of 1

            MINORITY AND WOMEN-OWNED BUSINESS ENTERPRISES DEFINITION

DEFINITION OF MWBEs:
An MWBE is defined as a business which is owned, controlled and operated by minority or women's group members. MWBE ownership exists in a business which is at least 51% owned by minority or women group members, or in the case of a publicly held company, a firm which at least 51% of the stock is owned by minority or women group members. MWBE companies must be located within the United States, its territories or possessions; and the owners must be United States citizens. (In California only, legal aliens with permanent resident status in the United States are also eligible.)

OPERATE/CONTROL:
OPERATE is defined as being actively involved in the day-to-day management. CONTROL is defined as exercising the power to make policy decisions.

CERTIFICATION PROCESS:
AT&T utilizes a self-certification process in addition to recognizing certification of MWBEs by agencies such as: Regional affiliates of the National Minority Supplier Development Council, Small Business Administration 8(a) certification, State government agencies, municipal government agencies, Women Business Owners Corporation, Women's Business Enterprise National Council, and the California Clearinghouse. AT&T accepts certification only from those agencies who recognize MWBEs as defined in this document.

GROUPS CONSIDERED MINORITIES:
NATIVE AMERICANS: Persons having origins in any of the original peoples of North America or the Hawaiian Islands, in particular, American Indians, Eskimos, Aleuts, and Native Hawaiians.
ASIAN PACIFIC AMERICANS: Persons having origins in Asia including, but not limited to, Japan, China, Vietnam, Korea, Samoa, Guam, the US Trust Territories of the Pacific, The Philippines, Northern Mariana Islands, Laos, Cambodia, Taiwan, Burma, Thailand, Malaysia, Indonesia, Singapore, Brunei, Republic of the Marshall Islands, or the Federated States of Micronesia.
ASIAN INDIAN AMERICANS: Persons having origins in the Indian subcontinent including, but not limited to India, Pakistan, Bangladesh, Sri Lanka, Bhutan, or Nepal.
AFRICAN AMERICANS: Persons having origin in any Black racial groups of Africa. HISPANIC AMERICANS: All persons of Mexican, Puerto Rican, Cuban, South or Central American, or other Spanish culture or origin.

WOMEN OWNED: A minority women-owned business as defined above is reported in the minority owned business category. Non-minority women owned businesses are reported separately.

DISABLED VETERANS: (CALIFORNIA ONLY) A veteran of the military, naval, or air service of the United States with a service-connected disability who is a resident of the State of California, and whose disabled veteran status has been certified by the State Treasurer (in the case of business enterprises seeking contracts to supply utilities with professional bond services), or the Office of Small and Minority Business (OSMB) (in the case of business enterprises seeking contracts to supply utilities with any other type of products or services.

                                                           Agreement No. L4U215D
                                                                     Page 1 of 4

                                                                     [AT&T LOGO]


ATTACHMENT B: AT&T MWBE SECOND TIER REPORTING FORM
                (Required for National and California Reporting)

PART 1: NATIONAL REPORTING

                     Indirect and Direct Reporting Options

INDIRECT METHOD

1 - Revenues from AT&T $________________________________________________________

2 - AT&T % of Total Revenues____________________________________________________
                              (Revenues from AT&T/Total or Domestic Revenues)

3 - Total MBE Dollars $_________________________________________________________
                                         (Total Payments to MBEs)

4 - Total WBE Dollars $_________________________________________________________
                                         (Total Payments to WBEs)

5 - Total AT&T Attributable MBE $_______________________________________________
                                    (AT&T % of Total Revenues x Total MBE $)

6 - Total AT&T Attributable WBE $_______________________________________________
                                    (AT&T % of Total Revenues x Total WBE $)

7 - Total AT&T Attributable MWBE $______________________________________________
                                               (Line 5 + Line 6)

8 - Goals: MBE $ or %________    WBE $ or %________    Total MWBE $ or %________


DIRECT METHOD

1 - Total AT&T Attributable MBE $_______________________________________________

2 - Total AT&T Attributable WBE $_______________________________________________

3 - Total AT&T Attributable MWBE $______________________________________________

4 - Goals: MBE $ or %________    WBE $ or %________    Total MWBE $ or %________

Reporting Period:_________________________________  Date:_______________________

Company Name:__________________________________  Name of CEO:___________________

Address:________________________________________________________________________

        ________________________________________________________________________

Preparer's Name:________________________________________  Phone:________________

Title:__________________________________________________  Fax:__________________

                                                           Agreement No. L4U215D
                                                                     Page 2 of 4


                      AT&T MWBE SECOND TIER REPORTING FORM

PART II: CALIFORNIA REPORTING ONLY

                     Indirect and Direct Reporting Options

INDIRECT METHOD
---------------

1 - Revenues from AT&T $
                        --------------------------------------------------------
2 - AT&T % of Total Revenues
                            ----------------------------------------------------
                               (Revenues from AT&T/Total Domestic Revenues)
3 - Total MBE Dollars $
                       ---------------------------------------------------------
4 - Total WBE Dollars $
                       ---------------------------------------------------------
5 - Total SDV Dollars $
                       ---------------------------------------------------------
6 - Total AT&T Attributable MBE $
                                 -----------------------------------------------
                                    (AT&T % of Total Revenues x Total MBE $)
7 - Total AT&T Attributable WBE $
                                 -----------------------------------------------
                                    (AT&T % of Total Revenues x Total WBE $)
8 - Total AT&T Attributable SDV $
                                 -----------------------------------------------
                                    (AT&T % of Total Revenues x Total SDV $)
9 - Total AT&T Attributable MWSDVBE $
                                     -------------------------------------------
                                               Line 6 - Line 7 + Line 8)
10 - Goals: MBE$ or %   WBE $ or %    SDV $ or %   Total MWSDVBE $ or %
                     ---          ---           ---                    ---------

DIRECT METHOD
-------------

1 - Total AT&T Attributable MBE $
                                 -----------------------------------------------
2 - Total AT&T Attributable WBE $
                                 -----------------------------------------------
3 - Total AT&T Attributable SDV $
                                 -----------------------------------------------
4 - Total AT&T Attributable MWSDVBE $
                                     -------------------------------------------

5 - Goals: MBE $ or %    WBE $ or %    SDV $ or %   Total MWSDVBE $ or %
                     ---          ---           ---                    ---------
Reporting Period:                                        Date:
                 ---------------------------------------      ------------------
Company Name:                               Name of CEO:
             ------------------------------             ------------------------
Address:
       -------------------------------------------------------------------------

Preparer's Name:                                         Phone:
                -----------------------------------------      -----------------
Title:                                                   Fax:
      ---------------------------------------------------    -------------------

                                                           Agreement No. L4U215D
                                                                     Page 3 of 4

                                                                     [AT&T LOGO]


                      AT&T MWBE SECOND TIER REPORTING FORM

                     SECOND TIER REPORTING SUPPLIER LISTING
                     --------------------------------------

CALIFORNIA REPORTING ONLY

---------------------------------------------------------------------------------------------------------
                                                                VON NUMBER
                                                                  OR OSMB         ETHNIC
                                                SERVICE         REFERENCE         CODE/       YEAR TO
     SUPPLIER       ADDRESS       PHONE       DESCRIPTION         NUMBER           SDV         DATES
---------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------



If additional space is needed to list suppliers, please make copies of this page.

Mail or fax return report:         Jackie Sherrod
                                        P.O. Box 25000
                                        Room GC1 - 3E10
                                        Greensboro, NC  27420-5000
                                        910-279-2434 (Fax)

                                                           Agreement No. L4U215D
                                                                     Page 4 of 4

                                                                     [AT&T LOGO]

Form(s) Completion Instructions

If a supplier can not track direct MWBE content, the INDIRECT METHOD portion of the report should be completed.

If a supplier has the capability to track MWBE content directly attributable to the product they sell to AT&T, the DIRECT METHOD portion of the report should be completed.

If a supplier does business with AT&T in multiple states, including California, then both parts of the report should be completed - Part I for all states combined and Part II for California alone. In the California report, SDV sub-contracting dollars should also be provided.

CALIFORNIA REPORTING

If a supplier ships to an AT&T organization located in California, only MWBEs verified by the California Clearinghouse should be reported and the SECOND TIER REPORTING SUPPLIER LISTING must also be completed. This information is furnished to the California PUC along with our annual filing. If the supplier does not have any dollars to report in California with verified MWSDVBE suppliers, the supplier should mark "NONE" across Part II of the form.

Service Description = brief description of products & services provided by company

VON Number = California Clearinghouse Verification Order Number

OSMB Reference Number = State of California's Office of Small & Minority Business Reference Number

CALIFORNIA CLEARING HOUSE

The California Clearinghouse is responsible for verifying that WMBE applicants meet the established eligibility criteria. The Clearinghouse solely verifies that a business meets eligibility criteria and maintains the information in its database, which is available by participating utilities and the California Public Utilities Commission. The verification process entails the thorough review of a firm's Verification Application with required documents demonstrating evidence of minority, ownership, management and control. Questions concerning the Clearinghouse Verification process can be directed to their San Francisco office on (800) 359-7998.

COMPARABLE AGENCY VERIFICATION PROCEDURE (CALIFORNIA)

Business which have been certified as MBEs, WBEs, or Disadvantage Enterprises
(DBEs) by any of the comparable agencies may apply for WMBE Verification to the California Clearinghouse by simply submitting 1) a fully executed "WMBE Clearinghouse Verification Application" and 2) a copy of a current letter or certification which grants MBE, WBE, or DBE status from any of the following agencies. No other documents are needed.

                              COMPARABLE AGENCIES


California Department of Transportation (Caltrans)           City of Fresno
City of San Diego, Equal Opportunity
  Contracting Program (EOCP)                                 City of Oakland
Los Angeles County Metropolitan
  Transportation Authority  (MTA)                            Los Angeles County
Los Angeles Unified School District                          Contra Costa County
Regional Transit Coordinating Council
  of the Bay Area (RTCC)                                     Port of Oakland
Small Business Administration (SBA) 8(a)

Questions regarding the AT&T form should be directed to Jackie Sherrod at 910-279-2430.

The completed AT&T form should be mailed or faxed to:  Jackie Sherrod
                                                       AT&T Supplier Management
                                                       P.O. Box 25000
                                                       Room GC1 - 3E10
                                                       Greensboro, NC 27420-5000
                                                       910-279-2434 (Fax)